Exhibit 5.3

Direct Line: 212.859.8280 Fax: 212.859.8586

May 20, 2003

Falconbridge Limited
BCE Place
181 Bay Street
Suite 200
Toronto, Canada M5J 2V4

Ladies and Gentleman:

        Reference is made to the Registration Statement on Form F-9 (File No. 333-13920) and the Registration Statement on Form F-9 filed on the date hereof (collectively, the "Registration Statement") of Falconbridge Limited (the "Company") filed with the United States Securities and Exchange Commission for registration under the Securities Act of 1933, as amended (the "Securities Act") of an aggregate amount of U.S. $750,000,000 of debt securities.

        We hereby consent to the use of our name on the cover page and under the heading "Legal Matters" in the combined prospectus constituting a part of the Registration Statement.

        In giving this consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

By: /s/ KENNETH R. BLACKMAN

Kenneth R. Blackman